Westwood Holdings Group, Inc. Reports Fourth Quarter and Fiscal Year 2019 Results
Strong Investment Performance Across the Board

Dallas, TX, February 5, 2020 – Westwood Holdings Group, Inc. (NYSE: WHG) today reported fourth quarter earnings. Highlights from the quarter include:
▪Revenues of $18.6 million compared with $19.9 million in the third quarter and $26.1 million a year ago.
▪Net income of $2.5 million compared with $1.1 million in the third quarter and $5.4 million in the fourth quarter of 2018. Non-GAAP Economic Earnings of $5.4 million, compared with $3.9 million in the third quarter and $9.5 million in the fourth quarter of 2018.
▪Our LargeCap Value, SMidCap, SmallCap Value, AllCap Value, Alternative Income, Emerging Markets, Emerging Markets SMidCap, Income Opportunity and Alternative Income strategies beat their primary benchmarks for the year, with our Alternative Income strategy achieving a top decile institutional ranking, and SMidCap, SmallCap Value and Income Opportunity strategies achieving top quartile institutional rankings.
▪Repurchased 42,171 shares of our common stock in the fourth quarter for an aggregate purchase price of $1.1 million, bringing the 2019 total to 85,559 shares repurchased for $2.4 million.
▪At year-end, Westwood had $100.1 million in cash and short-term investments, stockholders' equity of $148.3 million and no debt.
Revenues of $18.6 million decreased $7.5 million from last year's fourth quarter on lower average assets (AUM) due to net outflows, partially offset by market appreciation. Revenues were lower than the third quarter of 2019 primarily due to lower other revenues.
AUM at December 31, 2019 totaled $15.2 billion, versus $16.6 billion at December 31, 2018 and $15.0 billion at September 30, 2019. The year-over-year decrease was primarily due to Institutional net outflows; the increase from the third quarter 2019 was primarily due to market appreciation.
Fourth quarter 2019 net income of $2.5 million was lower than fourth quarter 2018 net income of $5.4 million primarily due to lower revenues and foreign currency transaction losses, partially offset by lower incentive compensation expense and by unrealized gains on private investments. Diluted earnings per share (EPS) of $0.30 compared to $0.64 for the fourth quarter of 2018. Non-GAAP Economic Earnings were $5.4 million, or $0.64 per share, a decrease from $9.5 million, or $1.12 per share, in 2018's fourth quarter.
Fourth quarter 2019 net income of $2.5 million increased from third quarter 2019 net income of $1.1 million due to unrealized gains on private investments, partially offset by foreign currency transaction losses. Diluted EPS of $0.30 compared to $0.13 for the third quarter. Non-GAAP Economic Earnings were $5.4 million, or $0.64 per share, up from $3.9 million, or $0.46 per share for the third quarter.

Fiscal year 2019 revenues of $84.1 million were lower than 2018 revenues of $122.3 million due to a $32.3 million decrease in asset-based advisory fees and a $3.5 million decrease in Trust fees, both reflecting lower average AUM, and a $2.2 million decrease in performance-based advisory fees.
2019 net income of $5.9 million decreased from $26.8 million in 2018 primarily due to lower revenues and foreign currency transaction losses, offset by lower incentive compensation expense and unrealized gains on private investments. Diluted EPS of $0.70 compared with $3.13 for 2018. Economic EPS of $2.15 compared with $5.14 in 2018.
Brian Casey, Westwood’s President and CEO, commented, “We were very pleased to see all of our US Value and Multi-Asset strategies delivering some of their best years of outperformance. Our institutional sales team continues to ramp up activity, and our intermediary sales group posted its best monthly sales for the past three years in December. Our progress in developing distribution and creating efficiencies through technological innovation validates the investments we have been making to reposition our platform for long term growth. We are very encouraged that attractive M&A opportunities continue to surface, and our business platform is well positioned for an accretive acquisition. We fully expect our business to resume its growth trajectory through emerging and proven avenues. To increase our financial flexibility, we are shifting our capital return approach for shareholders by increasing our current available share repurchase program by $10 million to a total of $12.9 million while reducing our dividend payout."

Westwood’s Board of Directors declared a quarterly cash dividend of $0.43 per common share, payable on April 1, 2020 to stockholders of record on March 6, 2020.

Economic Earnings and Economic EPS are non-GAAP performance measures and are explained and reconciled with the most comparable GAAP numbers in the attached tables.

Westwood will host a conference call to discuss fourth quarter and fiscal year 2019 results and other business matters at 4:30 p.m. Eastern time today. To join the conference call, dial 877-303-6235 (U.S. and Canada) or 631-291-4837 (international). The conference call can also be accessed via our Investor Relations page at westwoodgroup.com and will be available for replay through February 13, 2020 by dialing 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) and entering the passcode 3591568.

About Westwood

Westwood Holdings Group, Inc. provides investment management services to institutional investors, private wealth clients and financial intermediaries. The firm has $15.2 billion in assets under management, of which $2.3 billion are in values-based, global-sanctions compliant and socially responsible investment mandates as of December 31, 2019. Westwood offers a range of investment strategies including U.S. equities, Multi-Asset, Emerging Markets equities, Global Convertible securities and Master Limited Partnerships (MLPs) portfolios. Access to these strategies is available through separate accounts, the Westwood Funds® family of mutual funds, UCITS funds and other pooled vehicles. Westwood benefits from significant, broad-based employee ownership and trades on the New York Stock Exchange under the symbol “WHG.” Based in Dallas, Westwood also maintains offices in Toronto, Boston and Houston.

For more information on Westwood, please visit westwoodgroup.com.

Forward-looking Statements

Statements in this press release that are not purely historical facts, including, without limitation, statements about our expected future financial position, results of operations or cash flows, as well as other statements including without limitation, words such as “anticipate,” “forecast,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “may,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: the composition and market value of our assets under management; regulations adversely affecting the financial services industry; competition in the investment management industry; our assets under management include investments in foreign companies; our ability to develop and market new investment strategies successfully; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to perform operational tasks; our ability to maintain effective cyber security; our ability to identify and execute on our strategic initiatives; our ability to select and oversee third party vendors; our ability to maintain effective information systems; litigation risks; our ability to properly address conflicts of interest; our ability to maintain adequate insurance coverage; our ability to maintain an effective system of internal controls; our ability to maintain our fee structure in light of competitive fee pressures; our relationships with investment consulting firms; the significant concentration of our revenues in a small number of customers; and the other risks detailed from time to time in Westwood’s SEC filings, including, but not limited to, its annual report on Form 10-K for the year ended December 31, 2018 and its quarterly reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

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SOURCE: Westwood Holdings Group, Inc.

(WHG-G)
CONTACT:
Westwood Holdings Group, Inc.
Terry Forbes
Chief Financial Officer and Treasurer
(214) 756-6900

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
REVENUES:
Advisory fees:
Asset-based	$12,768	$13,164	$19,388
Performance-based	310	154	—
Trust fees	6,219	6,281	6,688
Other, net	(681)	293	43
Total revenues	18,616	19,892	26,119

EXPENSES:
Employee compensation and benefits	12,092	12,072	13,102
Sales and marketing	518	506	535
Westwood mutual funds	674	916	842
Information technology	2,150	2,017	2,350
Professional services	1,064	940	1,106
General and administrative	2,363	2,317	2,264
(Gain) loss on foreign currency transactions	712	(402)	(1,968)
Total expenses	19,573	18,366	18,231
Net operating income	(957)	1,526	7,888
Unrealized gains on private investments	3,296	—	—
Investment income	1,318	—	—
Other income	34	33	—
Income before income taxes	3,691	1,559	7,888
Provision for income taxes	1,150	442	2,475
Net income	$2,541	$1,117	$5,413
Other comprehensive income (loss):
Foreign currency translation adjustments	856	(482)	(2,057)
Total comprehensive income	$3,397	$635	$3,356

Earnings per share:
Basic	$0.30	$0.13	$0.65
Diluted	$0.30	$0.13	$0.64

Weighted average shares outstanding:
Basic	8,389,322	8,432,598	8,383,972
Diluted	8,449,689	8,470,673	8,503,522

Economic Earnings	$5,418	$3,871	$9,515
Economic EPS	$0.64	$0.46	$1.12

Dividends declared per share	$0.72	$0.72	$0.72

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except per share and share amounts)
(unaudited)

	Year Ended December 31,
	2019	2018
REVENUES:
Advisory fees:
Asset-based	$57,033	$89,367
Performance-based	764	2,984
Trust fees	25,483	28,953
Other, net	799	996
Total revenues	84,079	122,300

EXPENSES:
Employee compensation and benefits	50,152	59,959
Sales and marketing	2,068	1,936
Westwood mutual funds	3,097	3,808
Information technology	8,426	9,103
Professional services	4,322	4,783
General and administrative	9,516	9,564
(Gain) loss on foreign currency transactions	1,854	(2,791)
Total expenses	79,435	86,362
Net operating income	4,644	35,938
Gain on sale of operations	—	524
Unrealized gains on private investments	3,296	—
Investment income	1,318	—
Other income	144	—
Income before income taxes	9,402	36,462
Provision for income taxes	3,491	9,711
Net income	$5,911	$26,751
Other comprehensive income (loss):
Foreign currency translation adjustments	1,940	(3,119)
Total comprehensive income	$7,851	$23,632

Earnings per share:
Basic	$0.70	$3.20
Diluted	$0.70	$3.13

Weighted average shares outstanding:
Basic	8,408,017	8,365,360
Diluted	8,463,239	8,547,370

Economic Earnings	$18,179	$43,943
Economic EPS	$2.15	$5.14

Dividends declared per share	$2.88	$2.76

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value and share amounts)
(unaudited)

	December 31, 2019	December 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$49,766	$52,449
Accounts receivable	13,177	18,429
Investments, at fair value	50,324	65,781
Prepaid income taxes	1,150	349
Other current assets	2,544	2,731
Total current assets	116,961	139,739
Investments	8,154	5,425
Noncurrent investments at fair value	4,238	—
Goodwill	19,804	19,804
Deferred income taxes	2,216	5,102
Operating lease right-of-use assets	7,562	8,698
Intangible assets, net	15,256	15,961
Property and equipment, net of accumulated depreciation of $7,395 and $6,462	4,152	4,454
Other long-term assets	364	—
Total assets	$178,707	$199,183
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable and accrued liabilities	$2,145	$2,518
Dividends payable	7,362	7,710
Compensation and benefits payable	9,975	15,102
Operating lease liabilities	1,584	1,432
Income taxes payable	289	365
Total current liabilities	21,355	27,127
Accrued dividends	1,303	1,576
Noncurrent operating lease liabilities	7,762	9,331
Total long-term liabilities	9,065	10,907
Total liabilities	30,420	38,034

Stockholders’ Equity:
Common stock, $0.01 par value, authorized 25,000,000 shares, issued 10,306,570 and outstanding 8,881,086 shares at December 31, 2019; issued 10,182,583 and outstanding 8,904,902 shares at December 31, 2018	103	102
Additional paid-in capital	203,441	194,116
Treasury stock, at cost – 1,425,483 shares at December 31, 2019; 1,277,681 shares at December 31, 2018	(63,281)	(58,711)
Accumulated other comprehensive loss	(2,943)	(4,883)
Retained earnings	10,967	30,525
Total stockholders’ equity	148,287	161,149
Total liabilities and stockholders’ equity	$178,707	$199,183

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,911	$26,751
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	898	867
Amortization of intangible assets	1,726	1,672
Unrealized (gains) losses on investments	(3,650)	737
Stock-based compensation expense	10,305	15,283
Deferred income taxes	2,906	(1,749)
Gain on sale of operations	—	(524)
Non-cash lease expense	1,151	1,062
Changes in operating assets and liabilities:
Net (purchases) sales of investments – trading securities	15,811	(15,194)
Accounts receivable	5,404	2,678
Other current assets	(608)	3,755
Accounts payable and accrued liabilities	(382)	(644)
Compensation and benefits payable	(5,018)	(3,636)
Income taxes payable	(849)	1,643
Other liabilities	(1,433)	(1,217)
Net cash provided by operating activities	32,172	31,484
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, equipment and other	(593)	(991)
Proceeds from Omaha divestiture	—	10,013
Purchases of investments	(3,671)	(5,425)
Additions to internally developed software	(584)	—
Net cash provided by (used in) investing activities	(4,848)	3,597
CASH FLOWS FROM FINANCING ACTIVITIES:
Purchases of treasury stock	(2,414)	(4,000)
Purchases of treasury stock for employee stock plans	(980)	(726)
Restricted stock returned for payment of taxes	(2,387)	(4,768)
Cash dividends	(26,089)	(24,621)
Net cash used in financing activities	(31,870)	(34,115)
Effect of currency rate changes on cash	1,863	(2,766)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,683)	(1,800)
Cash and cash equivalents, beginning of period	52,449	54,249
Cash and cash equivalents, end of period	$49,766	$52,449

Supplemental cash flow information:
Cash paid during the period for income taxes	$1,431	$9,766
Accrued dividends	$8,666	$9,286
Tenant allowance included in Property and equipment	$—	$237

WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES
Reconciliation of Net Income to Economic Earnings
(in thousands, except per share and share amounts)
(unaudited)

	Three Months Ended
	December 31, 2019	September 30, 2019	December 31, 2018
Net Income	$2,541	$1,117	$5,413
Add: Stock-based compensation expense	2,373	2,249	3,625
Add: Intangible amortization	445	445	417
Add: Tax benefit from goodwill amortization	59	60	60
Economic Earnings	$5,418	$3,871	$9,515

Diluted weighted average shares	8,449,689	8,470,673	8,503,522
Economic EPS	$0.64	$0.46	$1.12

	Year Ended December 31,
	2019	2018
Net Income	$5,911	$26,751
Add: Stock-based compensation expense	10,305	15,283
Add: Intangible amortization	1,726	1,672
Add: Tax benefit from goodwill amortization	237	237
Economic Earnings	$18,179	$43,943

Diluted weighted average shares	8,463,239	8,547,370
Economic EPS	$2.15	$5.14

As supplemental information, we are providing non-GAAP performance measures that we refer to as Economic Earnings and Economic EPS. We provide these measures in addition to, not as a substitute for, net income and earnings per share, which are reported on a GAAP basis. Management reviews Economic Earnings and Economic EPS to evaluate Westwood’s ongoing performance, allocate resources, and review our dividend policy. We believe that these non-GAAP performance measures, while not substitutes for GAAP net income or earnings per share, are useful for management and investors when evaluating Westwood’s underlying operating and financial performance and its available resources. We do not advocate that investors consider these non-GAAP measures without also considering financial information prepared in accordance with GAAP.

We define Economic Earnings as net income plus non-cash equity-based compensation expense, amortization of intangible assets, and deferred taxes related to goodwill. Although depreciation on fixed assets is a non-cash expense, we do not add it back when calculating Economic Earnings because depreciation charges represent an allocation of the decline in the value of the related assets that will ultimately require replacement. In addition, we do not adjust Economic Earnings for tax deductions related to restricted stock expense or amortization of intangible assets. Economic EPS represents Economic Earnings divided by diluted weighted average shares outstanding.